MOVIE STAR, INC.
136 Madison Avenue
New York, NY  10016


Gentlemen:

     We hereby agree that the Financing Agreement between us dated April 24, 1996 be and the same is hereby amended by:

     Amending the affirmative Financial Covenants in Paragraph 6.9 to read as follows:

     Affirmative Financial Covenants. Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement (a) cause to be maintained at the end of each fiscal quarter (i.e., December, March, June and September), Tangible Net Worth in an amount not less than $1,500,000; and (b) cause to be maintained at the end of each fiscal quarter, Working Capital of not less than $12,500,000.

The foregoing amendment shall be effective as of September 27, 1996. In all other respects, the terms and conditions of the aforesaid agreement as the same may heretofore been amended, shall remain unchanged.


                                            ROSENTHAL & ROSENTHAL, INC.



                                            By:  /s/ Jerry Sandak
                                                -----------------------------
                                                     Jerry Sandak, Exec. V.P.
                                                     10/24/96

THE FOREGOING IS ACKNOWLEDGED &
AGREED TO
MOVIE STAR, INC.



By:  /s/ Saul Pomerantz
   -------------------------------
         Saul Pomerantz, Sr. V.P.
         10/28/96